Securities Purchased Pursuant to Rule 10F3
Smaller Companies Fund January to March 2000
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				Security Purchased			Comparison Security		Comparison Security

Issuer			Eloquent, Inc.				Primus Knowledge Solutions, 	Concur Technologies, Inc.
										Inc.

Underwriters		US Bancorp Piper Jaffray, Banc of 	BancBoston Robertson Stephens	BancBoston Robertson
				America Sec, Thomas Weisel, Chase 	Hambrecht & Quist, US Bancorp Stephens, Hambrecht & Quist,
				Sec, CIBC World Markets, DBSI, DLJ, Piper Jaffray, FAC/Equities, 	US Bancorp Piper Jaffray,
				E*Offering, FleetBoston Robertson 	etc.					Volpe Brown Whelan & Co,
				Stephens, Lehman Bros, Morgan 						FAC/Equities, etc.
				Stanley, Prudential Sec, Salomon
				Smith Barney, SG Cowen,
				Nessuah Zannex

Years of continuous
operation, including
predecessors		>3						>3					>3

Security 			ELOQ 						PKSI					CNQR

Is the affiliate a
manager or co-manager
of offering?		No						No					No

Name of underwriter or
dealer from which
purchased			US Bancorp Piper Jaffray 		n/a					n/a

Firm commitment?		Yes						Yes					Yes

Trade date/Date of
Offering			2/17/2000					6/30/1999				4/16/1999

Total dollar amount of
offering sold to QIBs	$-   	 					$-   	 				$-

Total dollar amount of
any concurrent public
offering			$72,000,000.00 				$45,650,000				$134,850,000

Total				$72,000,000.00				$45,650,000 			$134,850,000

Public offering price	16.00 					11.00					43.50

Price paid if other
than public offering
price	 			-   						n/a					n/a

Underwriting spread or
commission			$1.12 (7%)					$0.77 (7%)				$2.28 (5.24%)

Shares purchased	 	100 						n/a					n/a

$ amount of purchase	$1,600.00 					n/a					n/a

% of offering purchased
by fund			0.002%					n/a					n/a

% of offering purchased
by associated funds*	0.013%					n/a					n/a

Total (Must be less
than 25%)			0.016%					n/a					n/a




2 of 3			Security Purchased			Comparison Security		Comparison Security

Issuer			Niku Corporation				TriZetto Group			USInternetworking, Inc.

Underwriters		Goldman Sachs, Dain Rauscher, 	Bear Stearns, DLJ, Adams 	CS First Boston, Merrill
				Thomas Weisel Partners, US 		Harkness Hill, Wit Capital, 	Lynch, JP Morgan, Legg Mason,
				Bancorp Piper Jaffray, Bear 		etc., including DBSI		E*Offering, CE Unterberg
				Stearns, DBSI, First Union, 							Towbin, Wasserstein Perella,
				FleetBoston Robertson Stephens, 						etc.
				JC Bradford, CL King, McDonald
				Investment, Sands Bros, Tucker
				Anthony, CE Unterberg Towbin,
				WR Hambrecht

Years of continuous
operation, including
predecessors		>3 						>3 					>3

Security 			NIKU  					TZIX					USIX

Is the affiliate a
manager or co-manager
of offering?		No						No					No

Name of underwriter
or dealer from which
purchased			Goldman Sachs 				n/a					n/a

Firm commitment?		Yes						Yes					Yes

Trade date/Date of
Offering			2/28/2000					10/7/1999				2/17/2000

Total dollar amount of
offering sold to QIBs	$-   	 					$-   	 				$-

Total dollar amount of
any concurrent
public offering		$192,000,000.00 				$37,800,000 			$378,000,000

Total				$192,000,000.00 				$37,800,000 			$378,000,000

Public offering price	24.00 					9.00					63.00

Price paid if other
than public offering
price	 			-   						n/a					n/a

Underwriting spread
or commission		$1.68 (7%)					$0.63 (7%)				$2.99 (4.75%)

Shares purchased	 	500 						n/a					n/a

$ amount of purchase	$12,000.00 					n/a					n/a

% of offering purchased
by fund			0.01%						n/a					n/a

% of offering purchased
by associated funds*	0.08%						n/a					n/a

Total (Must be less
than 25%)			0.09%						n/a					n/a



3 of 3			Security Purchased			Comparison Security		Comparison Security

Issuer			Websense, Inc.				N2H2, Inc.				Webtrends

Underwriters		Chase Sec, SG Cowen, Wit 		CIBC World Markets, US 		Dain Rauscher Wessels,
				SoundView, FleetBoston Robertson 	Bancorp Piper Jaffray, etc., 	BancBoston Robertson Stephens,
				Stephens, Banc of America Sec, 	including DBSI			SoundView Technology Group,
				CIBC World Markets, DBSI, SSB, 						etc.
				Warburg Dillon Read, Crowell
				Weedon & Co, Dain Rauscher Wessels,
				E*Offering Corp, First Albany,
				First Security Van Kasper,
				Pacific Crest Sec, Pacific
				Growth Sec, Torrey Pines Sec,
				Tucker Anthony

Years of continuous
operation, including
predecessors		>3						>3					>3

Security 			WBSN						NTWO					WEBT

Is the affiliate a
manager or co-manager
of offering?		No						No					No

Name of underwriter or
dealer from which
purchased			Chase H&Q					n/a					n/a

Firm commitment?		Yes						Yes					Yes

Trade date/Date of
Offering			3/27/2000					7/29/1999				5/12/1999

Total dollar amount
of offering sold to
QIBs	 			$-   	 					$-   	 				$-

Total dollar amount
of any concurrent
public offering		$72,000,000.00 				$65,000,000				$94,875,000

Total				$72,000,000.00 				$65,000,000 			$94,875,000

Public offering price	18.00 					13.00					33.00

Price paid if other
than public offering
price										n/a					n/a

Underwriting spread or
commission			$1.26 (7%)					$0.91 (7%)				$1.73 (5.24%)

Shares purchased	 	100 						n/a					n/a

$ amount of purchase	$1,800.00 					n/a					n/a

% of offering purchased
by fund			0.003%					n/a					n/a

% of offering purchased
by associated funds*	0.108%					n/a					n/a

Total (Must be less
than 25%)			0.110%					n/a					n/a



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